EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258491) and Form S-8 (Nos. 333-125816, 333-167577 and 333-224810) of Intrusion Inc. of our report dated March 18, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ Whitley Penn LLP

Plano, Texas

March 18, 2022